Exhibit 10.69

                                 LOAN AGREEMENT

         This Loan Agreement (the "Agreement") is made and entered into this day of ________, 2002 by and between the City of Chicago, a municipal corporation and home rule unit of local government (the "City"), acting through its Department of Environment ("DOE"), and Sweetheart Cup Company Inc., a Delaware corporation (the "Borrower").

         SECTION I.  R E C I T A L S.
                     ----------------

         WHEREAS, pursuant to a settlement agreement dated as of May 12, 1999 (the "Settlement Agreement") between the City and Commonwealth Edison Company ("ComEd"), the City expects to receive certain funds from ComEd on an annual basis until and including calendar year 2003 (the "ComEd Funds"); and

         WHEREAS, on July 7, 1999, the City Council of the City approved an ordinance (the "ComEd Ordinance") authorizing DOE to use the ComEd Funds and enter into agreements to fulfil certain purposes described in the Settlement Agreement and the ComEd Ordinance; and

         WHEREAS, DOE wishes to use a portion of the ComEd Funds to make a loan (the "Loan") to the Borrower for the Project, as more fully described in Exhibit A attached hereto and made a part of this Agreement as if fully set forth herein; and

         WHEREAS, on March 22, 2002, the Borrower's governing body passed a resolution, or an equivalent written record, authorizing the borrowing described herein;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

         SECTION II.  GENERAL LOAN TERMS.
                      -------------------

         A. INCORPORATION: The above recitals are incorporated herein and made a part hereof by reference.

         B. LOAN AMOUNT/PURPOSE: The amount of the Loan shall be as set forth in Exhibit A. The Borrower shall use the Loan exclusively to complete the Project, the estimated total cost of which is detailed in Exhibit B attached hereto and incorporated herein by reference (the "Project Budget"). The Borrower is solely responsible for any costs related to the Project which are in excess of the aggregate Loan amount and, if required, will provide the City with satisfactory evidence of its ability to finance or obtain financing for such excess costs of the Project (such as a loan commitment or certification of its ability to finance or obtain financing for the Project). The source of funds for disbursements under this Agreement is Fund Number 115.

         Upon (i) execution of this Agreement by the parties hereto, (ii) receipt by the City from the Borrower of an executed promissory note (the "Note" and, together with this Agreement, the "Loan Documents"), substantially in the form attached hereto as Exhibit C, evidencing the Loan and dated as of even date herewith, and (iii) receipt, review and approval by the City of all other submissions, documents, and materials under this Agreement and the Note, the City shall disburse the Loan proceeds to the Borrower.

         C. TERM: This Agreement shall be effective as of the date hereof and shall expire on the date set forth in Exhibit A (the "Term of Agreement").

         D. INTEREST: Interest charged on the Loan, if any, shall be computed at the rate per annum (the "Interest Rate") specified in Exhibit A and the Note.

         E. REPAYMENT OF PRINCIPAL AND INTEREST: Principal and interest on the Loan, if any, shall be due and payable in full as indicated in Exhibit A and the Note.

         F. PREPAYMENT: The Loan may be prepaid in full or in part from time to time and at any time without premium or penalty.

         G. THE BORROWER'S OBLIGATION IS UNCONDITIONAL: The Borrower's obligation to repay the Loan is absolute and unconditional without defense or set-off by reason of any default by the City under this Agreement or for any other reason, including without limitation, failure to complete the Project or any acts or circumstances that may constitute failure of consideration. It is the intention of the parties that the payments required hereunder will be paid in full when due without any delay or diminution whatsoever.

         SECTION III.  INSURANCE.
                       ---------

         The Borrower must provide and maintain at Borrower's own expense, or cause to be provided during the term of the Agreement, the insurance coverages and requirements specified below, insuring all operations related to the Agreement.

         A. INSURANCE TO BE PROVIDED:

         (1) Workers Compensation and Employers Liability: Workers Compensation Insurance, as prescribed by applicable law covering all employees who are to provide a service under this Agreement and Employers Liability coverage with limits of not less than $100,000 each accident or illness.

         (2) Commercial General Liability (Primary and Umbrella): Commercial General Liability Insurance or equivalent with limits of not less than $1,000,000 per occurrence for bodily injury, personal injury, and property damage liability. Coverages must include the following: All premises and operations, products/completed operations, explosion, collapse, underground, separation of insureds, defense, and contractual liability (with no

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
         limitation   endorsement).   The  City  of Chicago is to be named as an
         additional  insured  on  a  primary,   non-contributory basis for   any
         liability arising directly or indirectly from the Project.

         (3) Automobile Liability (Primary and Umbrella): When any motor vehicles (owned, non-owned and hired) are used in connection with the Project, the Borrower must provide Automobile Liability Insurance with limits of not less than $1,000,000 per occurrence for bodily injury and property damage.

         (4) Professional Liability: When any architects, engineers, construction managers or other professional consultants perform work in connection with this Agreement, Professional Liability Insurance covering acts, errors, or omissions must be maintained with limits of not less than $1,000,000.

         (5) Builders Risk/Installation: When Borrower undertakes any construction, the Borrower must provide or cause to be provided All Risk Builders Risk/Installation Insurance at replacement cost for materials, supplies, equipment, machinery and fixtures that are or will be part of the permanent facility or project. The City of Chicago is to be named loss payee as their interests may appear.

         (6) Property: Upon completion of construction/rehabilitation work, the Borrower must provide All Risk Insurance, including improvements and betterments in the amount of full replacement value of the property. The City of Chicago is to be named as an additional insured and loss payee as their interests may appear.

         B. OTHER REQUIREMENTS

         The Borrower must furnish the City of Chicago, Department of Environment, 30 North LaSalle Street 60602, original Certificates of Insurance, evidencing the required coverage to be in force on the date of this Agreement, and Renewal Certificates of Insurance, or such similar evidence, if the coverages have an expiration or renewal date occurring during the term of this Agreement. The Borrower must submit evidence of insurance on the City of Chicago Insurance Certificate Form (copy attached) or equivalent prior to execution of this Agreement by the City. The receipt of any certificate does not constitute agreement by the City that the insurance requirements in the Agreement have been fully met or that the insurance policies indicated on the certificate are in compliance with all Agreement requirements. The failure of the City to obtain certificates or other insurance evidence from Borrower shall not be deemed as a waiver by the City of any requirements for the Borrower to obtain and maintain the specified coverages. The Borrower must advise all insurers of the Agreement provisions regarding insurance. Non-conforming insurance does not relieve Borrower of the obligation to provide insurance as specified herein. Nonfulfillment of the insurance conditions may constitute a violation of the Agreement, and the City retains the right to stop work until proper evidence of insurance is provided, or the Agreement may be terminated.

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
         The insurance must provide for 30 days prior written notice to be given to the City in the event coverage is substantially changed, canceled, or non-renewed.

         Any deductibles or self insured retentions on referenced insurance coverages must be borne by the Borrower.

         The Borrower agrees that insurers waive their rights of subrogation against the City of Chicago, its employees, elected officials, agents, or representatives.

         The coverages and limits furnished by Borrower in no way limit the Borrower's liabilities and responsibilities specified within this Agreement or by law.

         Any insurance or self insurance programs maintained by the City of Chicago do not and shall not contribute with insurance provided by the Borrower under this Agreement.

         The required insurance to be carried pursuant to this Agreement is not limited by any limitations expressed in the indemnification language in this Agreement or any limitation placed on the indemnity in this Agreement given as a matter of law.

         The Borrower must require all subcontractors to provide the insurance required herein, or the Borrower may provide the coverages for subcontractors. All subcontractors are subject to the same insurance requirements of the Borrower unless otherwise specified in this Agreement.

         If the Borrower or subcontractor desire additional coverages, the party desiring the additional coverages is responsible for the acquisition and cost.

         The City of Chicago Risk Management Department maintains the right to modify, delete, alter or change these requirements.

         SECTION IV.  WARRANTIES, REPRESENTATIONS AND/OR COVENANTS.
                      --------------------------------------------

         The Borrower hereby warrants, represents and/or covenants to the City that:

         A. All representations, warranties and covenants of the Borrower contained in this Agreement are true, accurate and complete as of the date hereof. The Borrower covenants that all representations, warranties and covenants of the Borrower contained in this Agreement shall continue to be true, accurate and complete, in all material respects, for as long as the Loan is outstanding.

         B. The Borrower shall use proceeds of the Loan exclusively to complete the Project at the location(s) specified in Exhibit A (the "Premises").

         C. The Borrower or its successors or assigns shall continue operating the Project at the Premises during the term of this Agreement and thereafter for a period of time of not less than three calendar years.

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
         D. If the Borrower is a corporation or a legal entity other than an individual, the Borrower warrants and represents that the execution, delivery and performance by the Borrower of this Agreement has been duly authorized by any and all necessary corporate action. A copy of the Borrower's resolution or its equivalent, if any, is attached as Exhibit D.

         E. The Borrower represents and warrants that the execution and delivery of this Agreement by the Borrower and performance of its obligations hereunder will not violate any applicable provision of law or result in the breach of or constitute a default or require any consent under, or result in the creation of any lien, charge or encumbrance (other than any agreed to in writing by the City) upon the Premises or any property or assets of the Borrower or pursuant to any indenture or other agreement or instrument to which the Borrower is a party or by which the Borrower or its property or the Premises may be bound or affected, other than as specifically provided herein, and except to the extent with respect to the foregoing, no breach, default or creation of lien, charge or encumbrance could not reasonably be expected to have a material adverse effect on the Borrower.

         F. The Borrower, the Project and the Premises are now in compliance with all applicable laws, rules, regulations, orders, ordinances, codes and the like, pertaining to or affecting the Borrower, the Project or the Premises. The Borrower covenants that the Borrower, the Project and the Premises shall remain in compliance with all applicable laws, rules, regulations, orders, ordinances, codes and the like, pertaining to or affecting the Borrower, the Project or the Premises for the Term of this Agreement.

         G. The Borrower is not in default with respect to any loan, mortgage or agreement related to borrowing monies to which it is a party and no event has occurred which would create any default upon the passage of time, except to the extent with respect to the foregoing default cannot reasonably be expected to have a material adverse effect on the Borrower.

         H. The Borrower shall immediately notify the City of any and all events or actions of which it has knowledge which could reasonably be expected to have a material adverse effect on the Borrower's ability to carry on its operations or perform its obligations under this or any other material agreement.

         I. The Borrower shall keep and maintain such books, records and other documents as shall be required by the City and necessary to reflect and disclose fully the amount and disposition of the Loan proceeds, and the total cost of the activities paid for, in whole or in part, with Loan proceeds. All such books, records and other documents shall be available at the offices of the Borrower for inspection, copying, audit and examination at all reasonable times by any duly authorized representative of the City.

         J. Any duly authorized representative of the City shall, at all reasonable times, have access to all portions of the Premises where the Project, or any portion of the Project, is located.

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
         K. The rights of access and inspection to the Premises and the Borrower's books and records as provided herein shall continue until the completion of all close-out procedures respecting the Loan and until the final settlement and conclusion of all issues arising out of the Loan.

         L. The Borrower agrees that, so long as this Agreement remains outstanding:

                  (1) the Borrower shall not, directly or indirectly, discriminate against any individual in hiring, classification, grading, discharge, discipline, compensation or other term or condition of employment because of the individual's race, color, sex, age, religion, disability, national origin, ancestry, sexual orientation, marital status, parental status, military discharge status or lawful source of income;

                  (2) the Borrower will take affirmative action to ensure that applicants are employed and that employees are treated during employment, without regard to their race, color, sex, age, religion, disability, national origin, ancestry, sexual orientation, marital status, parental status, military discharge status or lawful source of income. Such action shall include, but not be limited to, employment upgrading, demotion, transfer, recruitment or recruitment advertising, layoff or termination, rates of pay, or other forms of compensation and selection for training, including apprenticeship. The Borrower agrees to post in conspicuous places, available to employees and applicants for employment, notices setting forth the provisions of this non-discrimination clause; and

                  (3) the Borrower will comply with all applicable federal, state and local laws which prohibit discrimination, including but not limited to, the aforementioned forms of discrimination.

         M. No member, official or employee of the City shall have any personal interest, direct or indirect, in the Borrower's business or shall participate in any decision relating to the Borrower's business which affects his/her personal interests or the interests of any corporation, partnership or association in which he/she is directly interested.

         N. No former member, official or employee of the City shall, for a period of one year after the termination of the member's, official's or employee's term of office or employment, assist or represent the Borrower in any business transaction involving the City or any of its agencies, if the member, official or employee participated personally and substantially in the subject matter of the transaction during his/her term of office or employment, provided that if the member, official or employee exercised contract management authority with respect to a contract (including any loan from the City), this prohibition shall be permanent as to that contract.

         O. Additional warranties, representations and/or covenants, if any, are set forth in Exhibit A.

         SECTION V.  CONDITIONS PRECEDENT TO CLOSING.
                     --------------------------------

         At or prior to the execution of this Agreement, the following conditions shall have been met:

         A.  COSTS AND EXPENSES:  As applicable, the Borrower shall pay for  all
             ------------------
UCC searches, ownership searches, tax lien and judgment lien searches, opinions rendered as required by the City and any other reasonable costs and expenses relating to the Loan.

         B. EVIDENCE OF COMPLIANCE: The Borrower shall furnish to the City evidence as required by the City (such as permits) showing that the Project and the Premises are in compliance with all applicable laws, rules, regulations, orders, ordinances, codes and the like, pertaining to or affecting the Borrower, the Project and the Premises.

         C. ECONOMIC DISCLOSURE STATEMENT: If required to do so, the Borrower will complete an Economic Disclosure Statement ("EDS") which will be provided by DOE. The completed EDS shall be attached hereto as Exhibit E.

         D. LOAN MONIES USED FOR PRIOR EXPENSES: If the Loan proceeds shall be used to reimburse the Borrower for prior payments or deposits, the Borrower shall furnish to the City canceled checks, invoices or other documentation evidencing such prior expenses deemed acceptable by the City.

         SECTION VI.  EVENTS OF DEFAULT: Any of the following shall   constitute
                      -----------------
an event of default under this Agreement:

         A. any representation or warranty made by the Borrower in this Agreement or in any document, affidavit or certificate of the Borrower furnished to the City that shall have been incorrect in any material respect; or

         B. a default in the payment, when due, of any sum payable by the Borrower under this Agreement; or

         C. a default in the performance or observance of any obligation or covenant to be performed or observed by it contained herein and fails to cure such default within ten (10) days of written notice of default by the City to the Borrower; or

         D. the Borrower shall (1) apply for or consent to the appointment of a receiver, trustee, or liquidator of itself, or of all or a substantial part of its assets, or (2) be unable, or admit in writing its inability to pay its debts as they become due, or (3) make a general assignment for the benefit of creditors, or (4) be adjudicated a bankrupt or insolvent, or (5) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding.

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         SECTION VII.  REMEDIES: If an event of default shall occur, or pursuant
                       --------
to Section VI(C) shall occur and be continuing:

         A. the City may immediately declare the principal of and interest accrued, if any, on the Loan to be forthwith due and payable, whereupon the same shall become immediately due and payable; and

         B. the City shall have the right to exercise any and all remedies available at law or in equity.

         SECTION VIII.  OTHER PROVISIONS.
                        ----------------

         In addition to all of the other terms and conditions of this Agreement, the Borrower hereby covenants and agrees to the following:

         A. NO WAIVER BY THE CITY: Any waiver by the City of any default on the part of the Borrower shall not waive or affect any other default, whether prior or subsequent thereto or a repetition of the same default.

         B. NO JOINT VENTURE/DISCLAIMER OF RELATIONSHIP: The relationship between the City and the Borrower shall be only that of creditor-debtor and no relationship of agency, partner or joint or co-venturer or any other third-party relationship shall be created by or inferred from this Agreement. The Borrower shall indemnify, defend and hold the City harmless from any and all claims asserted against the City as being the agent, partner, or joint-venturer of the Borrower.

         C. FINAL AGREEMENT: The terms and conditions of this Agreement are the final written expression of the parties. All prior discussions, negotiations and agreements are of no force and effect except to the extent such agreements are referred to herein. This Agreement can be modified only in writing duly executed by all parties. This Agreement may not be assigned without the prior written consent of the City.

         D. INTERPRETATION: Should any provision of this Agreement be adjudged to be unenforceable, it shall, at the City's election, be deemed to be automatically reformed to the extent possible to render it enforceable and, in any event, the invalidity or unenforceability of one provision of this Agreement shall not affect or impair the validity or enforceability of any of the remaining provisions of this Agreement. Section and paragraph headings are for convenience only and do not bear on the construction or interpretation of the content of this Agreement. The singular number shall include the plural, the plural the singular and the use of any gender, or the neutral form, shall be applicable to all genders.

         E. TIME OF ESSENCE: Time is of the essence of this Agreement. All times herein specified are, in each case, firm and shall not be extended without the City's written approval.

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
         F. THE CITY'S RIGHT TO USE THE BORROWER'S NAME: The City shall have the right, upon the written consent of the Borrower, to: (a) include the Borrower, the Premises and the Project, its name and photograph or artistic rendering and other pertinent information in the City's promotional literature and communications, and (b) erect a sign of a size and style approved by the City in a conspicuous location on the Premises during the term of the Loan indicating financing has been provided by the City.

         G. [Intentionally Omitted.]

         H. [Intentionally Omitted.]

         I. INDEMNIFICATION: The Borrower covenants and agrees, at its expense, to pay and to indemnify and save the City, the City's officers, employees and agents harmless from and against any and all claims, damages, demands, expenses, liabilities and taxes (of any character or nature whatsoever, regardless of by whom imposed), and losses of every conceivable kind, character and nature whatsoever (including, but not limited to, claims for loss or damage to any property or injury to or death of any person asserted by or on behalf of any person, firm, corporation or governmental authority arising out of, resulting from, or in any way connected with, the Project or Premises), or the condition, occupancy, use, possession, conduct or management of, or any work done in or about, or involving, the Project or Premises. The Borrower also covenants and agrees, at its expense, to pay and to indemnify and save the City, the City's officers, employees and agents, harmless from and against all costs, counsel fees (including the fees of any outside counsel retained by the City and the City's Corporation Counsel, the City's officers, employees and agents, or any of them), expenses and liabilities incurred in any action or proceeding brought by reason of any such claim or demand. In the event that any action or proceeding is brought against the City, the City's officers, employees and agents, by reason of any such claim or demand, the Borrower, upon notice from the City, shall resist and defend such action or proceeding on behalf of the City, the City's officers, employees and agents. The City shall have the right to employ separate counsel in any such Claim and to participate in the defense thereof. The fees and expenses of such counsel so incurred shall be at the expense of the Borrower without regard to any authorization of such employment by the Borrower. This obligation on the part of the Borrower shall survive the closing of this Loan, the repayment of the Loan and any cancellation of this Agreement.

         J. COUNTERPARTS. This Agreement may be executed in several counterparts each of which shall be an original and all of which shall constitute but one and the same instrument.

         SECTION IX.  NOTICES
                      -------

         Unless otherwise specified, any notice, demand or request required hereunder shall be effective only if given in writing at the addresses set forth in Exhibit A, by any of the following means: (a) personal service; (b) electronic communications, whether by telex, telegram, telecopy or facsimile;
(c) overnight courier, receipt requested; or (d) registered or certified mail, return receipt requested.

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         Such  addresses  may be changed by notice to the other parties given in the same manner provided above. Any notice, demand or request sent pursuant to either clause (a) or (b) above shall be deemed received upon such personal service or upon dispatch by electronic means with confirmation of receipt. Any notice, demand or request sent pursuant to clause (c) above shall be deemed received on the Business Day immediately following deposit with the overnight courier, and any notice, demand or request sent pursuant to clause (d) above shall be deemed received Business Days following deposit in the mail.

         SECTION X.  GOVERNING LAW
                     -------------

         This Loan Agreement and the other Loan Documents shall be governed by and construed in accordance with the internal laws of the State of Illinois without regard to its conflict of laws principles.

         SECTION XI.       NO BUSINESS RELATIONSHIP WITH CITY ELECTED OFFICIALS
                           ----------------------------------------------------

         Pursuant to Section 2-156-030(b) of the Municipal Code of Chicago, it is illegal for any elected official of the City, or any person acting at the direction of such official, to contact, either orally or in writing, any other City official or employee with respect to any matter involving any person with whom the elected official has a "Business Relationship" (as defined in Section 2-156-080 of the Municipal Code of Chicago), or to participate in any discussion in any City Council committee hearing or in any City Council meeting or to vote on any matter involving the person with whom an elected official has a Business Relationship. Violation of Section 2-156-030(b) by any elected official, or any person acting at the direction of such official, with respect to any of the Loan Documents, or in connection with the transactions contemplated thereby, shall be grounds for termination of the Loan Documents and the transactions contemplated thereby. The Borrower hereby represents and warrants that, to the best of its knowledge after due inquiry, no violation of Section 2-156-030(b) has occurred with respect to any of the Loan Documents or the transactions contemplated thereby.

         SECTION XII.  LABOR STANDARDS
                       ---------------

         If Loan proceeds are used for construction, the Borrower agrees for itself and shall contractually obligate its General Contractor, if any, and each subcontractor, if any, so that during the construction of the Project:

         A. All labor standards and prevailing wage schedules of the Illinois Prevailing Wage Act (820 ILCS 130/0.01 et seq.) are met; and

         B. (1) Consistent with the findings which support the Minority-Owned and Women-Owned Business Enterprise Procurement Program (the"MBE/WBE Program"), Section 2-92-420 et seq.,Municipal Code of Chicago, and in reliance upon the provisions of the MBE/WBE Program to the extent contained in,and as qualified by, the provisions of this

         Paragraph XII.B, during the course of the Project, at least the following percentages of the aggregate hard construction costs (as set forth in the Project Budget) shall be expended for contract participation by minority-owned businesses ("MBEs") and by women-owned businesses ("WBEs"): (i) At least 25 percent by MBEs; and (ii) At least five percent by WBEs,

                  (2) For purposes of this Paragraph XII.B only, the Borrower (and any party to whom a contract is let by the Borrower in connection with the Project) shall be deemed a "contractor" and this Loan Agreement (and any contract let by the Borrower in connection with the Project) shall be deemed a "contract" as such terms are defined in
         Section 2-92-420, Municipal Code of Chicago. In addition, the term "minority-owned business" or "MBE" shall mean a business enterprise identified in the Directory of Certified Minority Business Enterprises published by the City's Department of Procurement Services, or otherwise certified by the City's Department of Procurement Services as a minority-owned business enterprise; and the term "women-owned business" or "WBE" shall mean a business enterprise identified in the Directory of Certified Women Business Enterprises published by the City's Department of Procurement Services, or otherwise certified by the City's Department of Procurement Services as a women-owned business enterprise,

                  (3) Consistent with Section 2-92-440, Municipal Code of Chicago, the Borrower's MBE/WBE commitment may be achieved in part by the Borrower's status as an MBE or WBE (but only to the extent of any actual work performed on the Project by the Borrower) or by a joint venture with one or more MBEs or WBEs (but only to the extent of the lesser of (i) the MBE or WBE participation in such joint venture or
         (ii) the amount of any actual work performed on the Project by the MBE or WBE), by the Borrower utilizing a MBE or a WBE as the General Contractor (but only to the extent of any actual work performed on the Project by the General Contractor), by subcontracting or causing the General Contractor to subcontract a portion of the Project to one or more MBEs or WBEs, or by the purchase of materials used in the Project from one or more MBEs or WBEs, or by any combination of the foregoing. Those entities which constitute both a MBE and a WBE shall not be credited more than once with regard to the Borrower's MBE/WBE commitment as described in this Paragraph XII.B,

                  (4) The Borrower shall deliver quarterly reports to DOE during the Project describing its efforts to achieve compliance with this MBE/WBE commitment. Such reports shall include, inter alia, the name and business address of each MBE and WBE solicited by the Borrower or the General Contractor to work on the Project, and the responses received from such solicitation, the name and business address of each MBE or WBE actually involved in the Project, a description of the work performed or products or services supplied, the date and amount of such work, product or service, and such other information as may assist DOE in determining the Borrower's compliance with this MBE/WBE commitment. The Borrower shall maintain records of all relevant data with respect to the utilization of MBEs and WBEs in connection with the Project for at least five years after completion of the Project, and DOE shall have access to all such records maintained by the Borrower, on five Business Days' notice, to allow the City to review the Borrower's compliance with its commitment to MBE/WBE participation and the status of any MBE or WBE performing any portion of the Project,

                  (5)  Upon  the  disqualification  of any  MBE  or WBE  General
         Contractor or Subcontractor, if such status was misrepresented by the disqualified party, the Borrower shall be obligated to discharge or cause to be discharged the disqualified General Contractor or Subcontractor, and, if possible, identify and engage a qualified MBE or WBE as a replacement. For purposes of this subsection, the disqualification procedures are further described in Section 2-92-540, Municipal Code of Chicago,

                  (6)  Any  reduction  or  waiver  of  the  Borrower's   MBE/WBE
         commitment as described in this Paragraph XII.B shall be undertaken in accordance with Section 2-92-450, Municipal Code of Chicago, and

                  (7) Prior to the commencement of the Project, the Borrower shall be required to meet with the monitoring staff of DOE with regard to the Borrower's compliance with its obligations under this Paragraph XII.B. The General Contractor and all major Subcontractors shall be required to attend this pre-construction meeting. During said meeting, the Borrower shall demonstrate to DOE its plan to achieve its obligations under this Paragraph XII.B, the sufficiency of which shall be approved by DOE. During the Project, the Borrower shall submit the documentation required by this Paragraph XII.B to the monitoring staff of DOE. Failure to submit such documentation on a timely basis, or a determination by DOE, upon analysis of the documentation, that the Borrower is not complying with its obligations under this Paragraph XII.B, shall, upon the delivery of written notice to the Borrower, be deemed an Event of Default. Upon the occurrence of any such Event of Default, in addition to any other remedies provided under any of the Loan Documents, the City may: (i) issue a written demand to the Borrower to halt the Project, (ii) withhold any further payment of any Loan proceeds to the Borrower or the General Contractor, or (iii) seek any other remedies against the Borrower available at law or in equity.

         SECTION XIII.  CITY RESIDENT EMPLOYMENT REQUIREMENT
                        ------------------------------------

         The Borrower agrees for itself and its successors and assigns, and shall contractually obligate the general contractor who performs the Project
(the "General Contractor") and shall cause the General Contractor to contractually obligate the subcontractors the General Contractor engages to perform the Project (the "Subcontractors"), as applicable, to agree, that during the Project they shall comply with the minimum percentage of total worker hours performed by actual residents of the City as specified in Section 2-92-330 of the Municipal Code of Chicago (at least 50 percent of the total worker hours worked by persons on the site of the Project shall be performed by actual residents of the City); provided, however, that in addition to complying with this percentage, the Borrower, the General Contractor and the Subcontractors shall be required to make good faith efforts to utilize qualified residents of the City in both unskilled and skilled labor positions.

         The Borrower may request a reduction or waiver of this minimum percentage level of Chicagoans as provided for in Section 2-92-330 of the Municipal Code of Chicago in accordance with standards and procedures developed by the Chief Procurement Officer of the City.

         "Actual residents of the City" shall mean persons domiciled within the City. The domicile is an individual's one and only true, fixed and permanent home and principal establishment.

         The Borrower, the General Contractor and the Subcontractors shall provide for the maintenance of adequate employee residency records to ensure that actual Chicago residents are employed on the Project. The Borrower, the General Contractor and the Subcontractors shall maintain copies of personal documents supportive of every Chicago employee's actual record of residence.

         Weekly certified payroll reports (U.S. Department of Labor Form WH-347 or equivalent) shall be submitted to the Commissioner of DOE in triplicate, which shall identify clearly the actual residence of every employee on each submitted certified payroll. The first time that an employee's name appears on a payroll, the date that the company hired the employee should be written in after the employee's name.

         The Borrower, the General Contractor and the Subcontractors shall provide full access to their employment records to the Chief Procurement Officer, the Commissioner of DOE, the Superintendent of the Chicago Police Department, the Inspector General, or any duly authorized representative thereof. The Borrower, the General Contractor and the Subcontractors shall maintain all relevant personnel data and records for a period of at least three years after final acceptance of the work constituting the Project.

         At the direction of DOE, affidavits and other supporting documentation will be required of the Borrower, the General Contractor and the Subcontractors to verify or clarify an employee's actual address when doubt or lack of clarity has arisen.

         Good faith efforts on the part of the Borrower, the General Contractor and the Subcontractors to provide utilization of actual Chicago residents (but not sufficient for the granting of a waiver request as provided for in the standards and procedures developed by the Chief Procurement Officer) shall not suffice to replace the actual, verified achievement of the requirements of this
Section XIII concerning the worker hours performed by actual Chicago residents.

         When work at the Project is completed, in the event that the City has determined that the Borrower failed to ensure the fulfillment of the requirement of this Section concerning the worker hours performed by actual Chicago residents or failed to report in the manner as indicated above, the City will thereby be damaged in the failure to provide the benefit of demonstrable employment to Chicagoans to the degree stipulated in this Section. Therefore, in such a case of non-compliance, it is agreed that 1/20 of 1 percent, 0.0005, of the aggregate hard construction costs set forth in the Project Budget (as the same shall be evidenced by approved contract value for the actual contracts) shall be surrendered by the Borrower to the City in payment for each percentage of shortfall toward the stipulated residency requirement. Failure to report the residency of employees entirely and correctly shall result in the surrender of the entire liquidated damages as if no Chicago residents were employed in either of the categories. The willful falsification of statements and the certification of payroll data may subject the Borrower, the General Contractor and/or the Subcontractors to prosecution. Any retainage to cover contract performance that may become due to the Borrower pursuant to
Section 2-92-250 of the Municipal Code of Chicago may be withheld by the City pending the Chief Procurement Officer's determination whether the Borrower must surrender damages as provided in this paragraph.

         Nothing herein provided shall be construed to be a limitation upon the "Notice of Requirements for Affirmative Action to Ensure Equal Employment
Opportunity, Executive Order 11246" and "Standard Federal Equal Employment Opportunity, Executive Order 11246," or other affirmative action required for equal opportunity under the provisions of this Loan Agreement or the other Loan Documents.

         The Borrower shall cause or require the provisions of this Section XIII to be included in the Borrower's contract with the General Contractor (the "Construction Contract") and all applicable subcontracts between the General Contractor and the Subcontractors ("Subcontracts").

            [the remainder of this page is intentionally left blank]

         IN WITNESS WHEREOF, the City and the Borrower have caused this Agreement to be duly executed and delivered as of the date first above written.



                                       CITY OF CHICAGO
                                       an Illinois municipal corporation



                                       -----------------------------------------
                                       Commissioner, Department of Environment


                                       -----------------------------------------
                                       Director, Office of Budget and Management


                                       -----------------------------------------
                                       City Comptroller, Department of Finance




                                       SWEETHEART CUP COMPANY INC.
                                       a Delaware corporation

                                       By:
                                          --------------------------------------

                                       Its:
                                          --------------------------------------

                                    EXHIBIT A

                               TERMS OF AGREEMENT


1. As referred to in this Agreement:

         The Borrower  will use the proceeds of the Loan to purchase and install
         (1) compressed air system improvements,  (2) lighting improvements, and
         (3) mechanical system improvements (the "Project") at 7575 South Kostner, Chicago Illinois 60652 (the "Premises").

2. As referred to in the Recitals and SECTION II(B):

         The Loan amount shall be $2,000,000

3. As referred to in SECTION II(C):

         The Term of Agreement shall commence on the date hereof and the Agreement shall remain in effect until the later of (i) August 1, 2014, or (ii) the date on which all amounts due by the Borrower to the City pursuant to the provisions of the Agreement, at the City's discretion, are paid in full (the "Expiration Date").

4. As referred to in SECTIONS II(D):

         The Interest Rate shall be Zero( 0) percent per annum and shall be calculated as specified on the Note dated the date hereof from the Borrower to the City.

5. As referred to in SECTION II(E):

         Principal shall be due and payable in equal installments of $100,000 commencing on February 1, 2004 (the "Initial Payment Date") and every 6 months thereafter.

6. As referred to in SECTION IV(M):

         Additional warranties, representations or covenants: None.

7. As referred to in SECTION IX:

         Notices shall be sent to the following addresses:

         IF TO THE BORROWER:  Sweetheart Cup Company Inc.
                              10100 Reistertown Road
                              Owings Mills, Maryland 21117
                              Attention: Daniel Carson

         WITH A COPY TO:      Sweetheart Cup Company Inc.
                              115 Stevens Avenue
                              Valhalla, New York 10595
                              Attention: Harvey L. Friedman

         IF TO THE CITY:      City of Chicago
                              Department of Environment
                              30 North LaSalle Street, Room 2500
                              Chicago, Illinois 60602
                              Attention: Deputy Commissioner, Energy

         WITH A COPY TO:      City of Chicago
                              Department of Law
                              121 North LaSalle Street, Room 600
                              Chicago, Illinois 60602
                              Attention: Finance & Economic Development Division

                                    EXHIBIT B

                                 PROJECT BUDGET

Total estimated project budget is $ 7,011,069

Loan from City is $2,000,000

                                    EXHIBIT C

                                  FORM OF NOTE

                                 PROMISSORY NOTE

                                                               Chicago, Illinois

$2,000,000                                                   __________ __, 2002

         FOR VALUE RECEIVED, the undersigned, Sweetheart Cup Company Inc., a Delaware corporation, and its successors and assigns ("Maker"), hereby promises to pay to the order of the City of Chicago, Illinois ("Holder") at its Department of Finance, 33 North LaSalle Street, Suite 600, Chicago, Illinois 60602, or at such other place as Holder may appoint, the principal sum of Two Million Dollars ($2,000,000) at a rate of Zero percent per annum on the outstanding principal balance from time to time, payable as follows:

         Principal shall be due and payable in equal installments of $100,000 commencing on February 1, 2004 (the "Initial Payment Date") and every 6 months thereafter.

         Any interest charged on this Note will accrue on the basis of a year consisting of 360 days, comprised of 12 months of 30 days each.

         In connection with that certain Loan, as defined in that certain Loan Agreement dated of even date herewith between Holder and Maker (the "Loan Agreement" and, together with this Note, the "Loan Documents"), to be made by Holder to Maker in connection with the Project (as defined in the Loan Agreement), Maker has executed and delivered this Promissory Note. All capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

         This Note may be prepaid by Maker at any time, in whole or in part, at a price equal to 100% of the principal amount being prepaid plus accrued interest on such amount to the prepayment date.

         If any payment of principal or interest, if any, due hereunder, or any other charges due to Holder as required under this Note or the other Loan Documents, shall not be paid on the date such payment is due, Maker shall pay Holder hereof as liquidated damages and not as a penalty an additional "late charge" of 15 percent of such delinquent payment or the maximum permitted by law, whichever is less, in order to defray the increased cost of collection occasioned by any such late payments. Further, any such delinquent payments (not including interest payments) shall bear interest from and after the date due at the lesser of the rate of 15 percent per annum or the maximum rate permitted by law until so paid.

         Maker will pay all costs and expenses of collection, including attorneys' fees, incurred or paid by Holder in enforcing this Note or the obligations evidenced by the Loan Documents to the extent permitted by law.

         Maker hereby waives presentment, demand, notice, protest and all other demands or notices in connection with the delivery, acceptance, endorsement, performance, default or enforcement of this Note, except as may be specifically set forth in the Loan Documents as to notices.

         Holder is expressly authorized to apply payments made under this Note as Holder may elect against any and all amounts, or portions thereof, then due and payable to Holder hereunder or under any of the Loan Documents.

         Upon Maker's failure to pay, when due, any installment of principal of or interest, if any, on this Note in accordance with the terms hereof, or upon Maker's failure to pay when due (including any applicable notice and/or cure periods) any other sums or perform or observe any covenant, term or provision hereof on a timely basis as required hereunder (which failure to perform or observe remains unremedied for 30 days after notice thereof from Holder to Maker; provided, however, that Holder shall not be precluded during any such periods from exercising any remedies available under any of the Loan Documents), or upon the occurrence of an Event of Default under any of the other Loan Documents, then, at the option of Holder hereof, Holder may elect without notice to Maker to accelerate the maturity of this Note and upon such election the principal sum remaining unpaid hereon, together with accrued interest, if any, hereon and any additional indebtedness due by Maker to Holder under any of the Loan Documents, shall become at once due and payable at the place of payment as aforesaid, and Holder may proceed to exercise any rights and remedies available to Holder under any of the Loan Documents and to exercise any other rights and remedies against Maker or with respect to this Note which Holder may have at law, in equity or otherwise. None of the rights or remedies of Holder hereunder or under any of the Loan Documents are to be deemed waived or affected by any failure to exercise same. All remedies conferred upon Holder by the Loan Documents or any other instrument, document or agreement to which Maker is a party or under which Maker is bound, shall be cumulative and not exclusive; any such remedies may be exercised singularly, concurrently or consecutively at Holder's option.

         No delay or omission on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

         The parties hereto intend and believe that each provision in this Note comports with all applicable law. However, if any provision in this Note is found by a court of law to be in violation of any applicable law, and if such court should declare any provision of this Note to be unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such provision shall be given full force and effect to the fullest possible extent that is legal, valid and enforceable, that the remainder of this Note shall be construed as if such unlawful, void or unenforceable provision were not contained herein, and that the rights, obligations and interests of Maker and Holder under the remainder of this Note shall continue in full force and effect.

         Upon any endorsement, assignment or other transfer of this Note by Holder or by operation of law, the term "Holder" as used herein shall mean such endorsee, assignee or other transferee or successor. This Note shall inure to the benefit of Holder, its successors and assigns and shall be binding upon Maker, its successors and assigns.

         MAKER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF ILLINOIS, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE AND BE EFFECTIVE IN THE MANNER PRESCRIBED FOR NOTICES AS SET FORTH HEREIN. MAKER HEREBY WAIVES TRIAL BY JURY, ANY OBJECTION BASED UPON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER. NOTHING IN THIS PARAGRAPH SHALL AFFECT THE RIGHT OF HOLDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF HOLDER TO BRING ANY ACTION OR PROCEEDING AGAINST MAKER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

         Unless otherwise specified, any notice, demand or request required hereunder shall be given in writing at the addresses set forth below, by any of the following means: (a) personal service; (b) electronic communications, whether by telex, telegram or telecopy; (c) overnight courier, receipt requested; or (d) registered or certified mail, return receipt requested.

         IF TO HOLDER:     Department of Environment
                           City of Chicago
                           30 North LaSalle Street, Room 2500
                           Chicago, Illinois  60602
                           Attention:  Commissioner

         WITH COPIES TO:   Office of the Corporation Counsel
                           City of Chicago
                           121 North LaSalle Street, Room 600
                           Chicago, Illinois  60602
                           Attention:  Finance and Economic Development Division

                                       and

                           Department of Finance
                           City of Chicago
                           33 North LaSalle Street, Suite 600
                           Chicago, Illinois  60602
                           Attention: City Comptroller

         IF TO MAKER:      Sweetheart Cup Company Inc.
                           10100 Reistertown Road
                           Owings Mills, Maryland 21117
                           Attention: Daniel Carson

         WITH A COPY TO:   Sweetheart Cup Company Inc.
                           115 Stevens Avenue
                           Valhalla, New York 10595
                           Attention: Harvey L. Friedman

         Such addresses may be changed by notice to the other parties given in the same manner provided above. Any notice, demand or request sent pursuant to either clause (a) or (b) above shall be deemed received upon such personal service or upon dispatch by electronic means with confirmation of receipt. Any notice, demand or request sent pursuant to clause (c) above shall be deemed received on the Business Day immediately following deposit with the overnight courier, and any notice, demand or request sent pursuant to clause (d) above shall be deemed received two Business Days following deposit in the mail.

         This Note shall be construed and enforced according to the internal laws of the State of Illinois without regard to its conflict of laws principles.

         Nothing herein or in any of the Loan Documents shall limit the rights of Holder, following any of the events hereinafter described, to take any action as may be necessary or desirable to pursue Maker for any and all losses incurred by Holder arising from: (i) a material misrepresentation, fraud made in writing or misappropriation of funds by Maker; (ii) intentional, or material waste to the Premises; (iii) use of proceeds of the Loan for costs other than the Project; (iv) any breach of Maker's representations, warranties or covenants contained in any of the Loan Documents; (v) the occurrence of any uninsured casualty to the Premises for which there has been a failure to maintain insurance coverage as required by the terms and provisions of the Loan Documents; (vi) the misappropriation or misapplication of insurance proceeds or condemnation awards relating to the Premises; or (vii) any inaccuracy in the statements in the Loan Documents.

         In any case where the date of payment of interest, if any, on or principal of this Note shall not be a Business Day, then payment of such interest or principal need not be made on such date but may be made on the next succeeding Business Day and, if interest is charged on this Note, this Note shall continue to bear interest until such date of payment.

         THE TERMS AND PROVISIONS OF THE LOAN DOCUMENTS ARE HEREBY INCORPORATED BY REFERENCE AND MADE A PART OF THIS NOTE.

         IN WITNESS WHEREOF, Maker has caused this Note to be duly executed on the date first above written.


                           Sweetheart Cup Company Inc.,
                           a Delaware corporation

                           By:      _________________________

                           Its:     _________________________

                                    EXHIBIT D

                             BORROWER'S RESOLUTIONS

                                    EXHIBIT E

                          ECONOMIC DISCLOSURE STATEMENT